                                AMENDED EXHIBIT A
                                     TO THE
                          INVESTMENT ADVISORY AGREEMENT
                                 WITH RESPECT TO
                             ACTIVELY MANAGED FUNDS



     Exhibit A to the Investment Advisory Agreement with respect to the E*TRADE Bond Fund, which became effective as of November 16, 2001 between E*TRADE Funds and E*TRADE Asset Management, Inc., is hereby amended as of October 7, 2002 in order to add five new actively managed Funds, as set forth below.


NAME OF FUND                              ADVISORY FEE
------------                              ------------

E*TRADE Bond Fund                         0.25% of the Fund's average daily net assets,
                                          calculated  as described in Section 6 of the
                                          Agreement.

E*TRADE Money Market Fund                 0.12% of the Fund's average daily net assets,
                                          calculated as described in Section 6 of the
                                          Agreement.

E*TRADE Government Money Market Fund      0.12% of the Fund's average daily net assets,
                                          calculated as described in Section 6 of the
                                          Agreement.

E*TRADE Municipal Money Market Fund       0.12% of the Fund's average daily net assets,
                                          calculated  as described in Section 6 of the
                                          Agreement.

E*TRADE California Municipal              0.12% of the  Fund's average daily net assets,
Money Market Fund                         calculated as described in Section 6 of the
                                          Agreement.



NAME OF FUND                              ADVISORY FEE
------------                              ------------

E*TRADE New York Municipal Money          0.12% of the Fund's average daily net assets,
Market Fund                               calculated as described in Section 6 of the
                                          Agreement.


                                          E*TRADE Funds


                                          By:______________________________

                                          Name:

                                          Title:


                                          E*TRADE Asset Management, Inc.


                                          By:______________________________

                                          Name:

                                          Title:

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